UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2005

CYMER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-21321	33-0175463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17075 THORNMINT COURT SAN DIEGO, CALIFORNIA		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 385-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2005, our board of directors appointed Edward J. Brown, Jr. as our President and Chief Operating Officer. Mr. Brown will join us on September 6, 2005.

From 1984 until 2005, Mr. Brown, 48, was employed by Applied Materials, Inc., a semiconductor capital equipment company, in a variety of positions, most recently as a Group Vice President and Senior Advisor to the President. We are not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Brown will receive a base salary of $375,000 and will be eligible to participate in our Incentive Bonus Plan and 3-Year Bonus Program. Mr. Brown will also be paid a relocation bonus of $159,000.  Effective upon the commencement of his employment, Mr. Brown has been granted a stock option to purchase 250,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on Mr. Brown’s start date.  This option was granted pursuant to our 2005 Equity Incentive Plan, will have a term of ten years and will vest over a four-year period. Mr. Brown will be eligible for our 401(k) plan, financial planning services and deferred compensation plan and coverage under our group health plans, including medical, dental, vision, disability and life insurance benefits.

For reasons of health, Pascal Didier will leave the position of President and Chief Operating Officer and will assume the role of Strategy Advisor effective September 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

Date: August 19, 2005	By:	/s/ Nancy J. Baker
Nancy J. Baker
Senior Vice President and Chief Financial Officer